EXHIBIT 99.3


               MULTI-MARKET RADIO REPORTS THIRD QUARTER RESULTS

           Nine Months Broadcast Cash Flow up 23% from Previous Year

NEW YORK, November 12, 1996 -- Multi-Market Radio, Inc. (NASDAQ: RDIOA) today announced results for the third quarter ended September 30, 1996.

Net revenues for the third quarter decreased 1% to $5,099,000 from $5,162,000 in the third quarter of 1995. Broadcast cash flow (defined as net revenues less station operating expenses) increased 2% to $2,006,000 from $1,969,000. On a pro forma basis, excluding the results of all stations which the Company has agreed to sell and assuming all remaining stations were owned for the entire period reported, the Company's net revenues for the third quarter 1996 would have increased 3% reaching $5,496,000, and broadcast cash flow would have increased 9% to $2,422,000 from the third quarter 1995.

Net revenues for the first nine months of 1996 increased 23% reaching $15,242,000 from $12,412,000 in the first nine months of 1995, and broadcast cash flow increased 23% to $5,896,000 from $4,805,000. On a pro forma basis, the Company's net revenues for the first nine months of 1996, would have increased 5% reaching $16,464,000, and broadcast cash flow would have increased 14% to $7,012,000 from the first nine months of 1995.

Commenting on the quarter's results, Michael G. Ferrel, President and Chief Executive Officer said, "We are extremely happy with this quarter's station-to-station results. We continue to see improved revenue and cash flow generation, both in the aggregate and from our individual markets. The only notable exception was a decrease in revenues at our recently acquired station WKSS-FM in the Hartford, CT market, which we have only operated since September 4th of this year. However, since our takeover of this station, we have already dramatically improved its operating results and intend to further improve its performance in the months ahead. This is an excellent and well-managed group of stations which will be a great complement to SFX Broadcasting, upon the completion of our pending merger."

In April 1996, SFX Broadcasting, Inc. (NASDAQ: SFXBA) announced that it would acquire Multi-Market Radio. Common stock shareholders of Multi-Market Radio will receive the stock equivalent of $12.50 per common share, subject to adjustment. The transaction is expected to close immediately following Multi-Market's and SFX's stockholder meetings which will be held on November 22, 1996.

Multi-Market Radio, with all previously announced dispositions and terminations, will own, provide programming for, or sell advertising on behalf of nine stations in five markets:

                             WKSS(FM)            Hartford, CT
                             WHMP(FM)            Springfield/Northampton, MA
                             WPKX(FM)            Springfield/Northampton, MA
                             WHMP-AM             Springfield/Northampton, MA
                             WPLR(FM)            New Haven, CT
                             WYBC(FM)            New Haven, CT*
                             WGNE(FM)            Daytona Beach, FL
                             WKNN(FM)            Biloxi, MS
                             WMJY(FM)            Biloxi, MS

                             * Joint Selling Agreement

                               - table follows -

MULTI-MARKETRADIO,INC.
STATEMENTS OF OPERATIONS
(UNAUDITED)
11/14/96

                                                                            THREE MONTHS ENDED
                                                               9/30/96      9/30/95      %Change

Net revenues                                            $ 5,099,014    $ 5,161,772     -1%
Station operating expenses                                3,092,578      3,192,381     -3%
                                                        -----------    -----------
Broadcast cash flow                                       2,006,436      1,969,391      2%

Depreciation & amortization expense                         411,122        347,939     18%
Corporate general & administrative expenses                 569,307        488,672     17%
Other corporate expenses-non cash charge                    132,464         30,000    342%
                                                        -----------    -----------
Operating income                                            893,543      1,102,780    -19%

Interest expense                                         (1,575,498)    (1,975,198)   -20%
Loss on dispositions of radio stations, net                (231,118)             -
Write-off of acquisition and financing costs                (10,736)             -
Costs related to pending merger with SFX Broadcasting       (83,850)             -
Other expenses                                               (2,078)          (544)   282%
                                                        -----------    -----------
Loss before income taxes and extraordinary item          (1,009,737)   $  (872,962)    16%
Benefit from (provision for) income taxes                         -        132,000   -100%
                                                        -----------    -----------
Loss before extraordinary item                           (1,009,737)      (740,962)    36%
Extraordinary loss-early extinguishment of debt                   -              -
                                                        -----------    -----------
Net loss                                                $(1,009,737)   $  (740,962)    36%
                                                        ===========    ===========    ====
Per Share:

Loss before extraordinary item                          $     (0.25)   $     (0.21)
Extraordinary item                                          -                 -
                                                        -----------    -----------
Net loss                                                $     (0.25)   $     (0.21)
                                                        ===========    ===========

Weighted average shares outstanding                       4,011,966      3,490,000







MULTI-MARKETRADIO,INC.
STATEMENTS OF OPERATIONS
(UNAUDITED)
11/14/96


                                                                   (CONTINUED)

                                                                   NINE MONTHS ENDED
                                                         9/30/96           9/30/95        %Change

Net revenues                                       $15,242,480       $12,411,907         23%
Station operating expenses                           9,346,294         7,606,687         23%
                                                   ------------      -----------
Broadcast cash flow                                  5,896,186         4,805,220         23%

Depreciation & amortization expense                  1,220,801         1,314,026         -7%
Corporate general & administrative expenses          1,844,310         1,111,927         66%
Other corporate expenses-non cash charge               262,464           383,400        -32%
                                                   ------------      -----------
Operating income                                     2,568,611         1,995,867         29%

Interest expense                                    (4,184,582)       (3,825,704)         9%
Loss on dispositions of radio stations, net         (1,827,114)                -
Write-off of acquisition and financing costs          (719,573)                -
Costs related to pending merger with SFX Broadcast  (3,432,528)                -
Other expenses                                          (5,644)              437       1192%
                                                   ------------      -----------
Loss before income taxes and extraordinary item     (7,600,830)       (1,830,274)       315%
Benefit from (provision for) income taxes                    -            59,000       -100%
                                                   ------------      -----------
Loss before extraordinary item                      (7,600,830)       (1,771,274)       329%
Extraordinary loss-early extinguishment of debt                         (328,571)      -100%
                                                   ------------      -----------
Net loss                                           $(7,600,830)      $(2,099,845)       262%
                                                   ============      ===========        ====


Per Share:

Loss before extraordinary item                     $     (2.07)      $     (0.51)
Extraordinary item                                        -                (0.09)
                                                   ------------      -----------
Net loss                                                 (2.07)            (0.60)
                                                   ============      ===========


Weighted average shares outstanding                    3,666,232       3,490,000

